UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 13, 2009 (May 13, 2009)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 13, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”), the Company’s stockholders approved the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan (the “Plan”). The Company’s Board of Directors (the “Board”) had previously adopted the Plan, subject to shareholder approval. A summary description of the terms of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2009. The section of the definitive proxy statement entitled “Proposal II — Approval of the 2009 Stock Incentive Plan” from pages 30 to 35 is incorporated herein by reference. A copy of the Plan was attached as Appendix A to the definitive proxy statement.
     Also on May 13, 2009, the Compensation Committee of the Board approved, and the Board ratified, new criteria for the Compensation Committee to use when granting awards to the Company’s chief executive officer and certain other senior executive officers under the Company’s incentive compensation plan (the “Executive Officer Bonus Plan”). Under the new criteria, the Executive Officer Bonus Plan determinations for 2009 will be based on the Company’s achievement of certain identified thresholds of funds from operations (“FFO”) per share (using the NAREIT definition) per annum. Achievement of a minimum threshold will qualify each executive officer covered by the Executive Officer Bonus Plan to receive a bonus. Achievement by the Company of specifically identified higher levels of performance with respect to FFO will result in receipt by each executive officer covered by the Executive Officer Bonus Plan of 25%, 50%, 75%, 100% or 125%, respectively, of his stated bonus opportunity. Should performance fall between two identified payout levels, the resulting compensation that may be earned for such performance will be appropriately prorated.
     Also on May 13, 2009, the Board approved a new compensation arrangement for directors. Under the new arrangement, independent directors receive an annual retainer of $120,000 (of which a minimum one-third ($40,000) is to be taken in fully vested stock). In addition, the Chairman of the Board of Directors receives an annual fee of $50,000; the Chairman of the Audit Committee receives an annual fee of $20,000; the Chairman of the Compensation Committee receives an annual fee of $10,000; and the Chairman of the Nominating/Corporate Governance Committee receives an annual fee of $10,000. Under the new arrangement, directors do not receive meeting fees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: May 13, 2009